Exhibit 24.1
Power of Attorney
Lear Corporation intends to file with the Securities and Exchange Commission (the “Commission”) post-effective amendments (the “Amendments”) to the following registration statements (collectively, the “Registration Statements”):
•	Form S-8 Registration Statements No. 33-57237, 333-94789, 333-108883 and 333-138436 filed with the Commission on January 11, 1995, January 18, 2000, September 17, 2003 and November 3, 2006, respectively, registering securities to be issued under the Lear Corporation Salaried Retirement Program; and

•	Form S-8 Registration Statements No. 333-16415, 333-94787, 333-108882 and 333-138435 filed with the Commission on November 19, 1996, January 18, 2000, September 17, 2003 and November 3, 2006, respectively, registering securities to be issued under the Lear Corporation Hourly Retirement Savings Plan;
for the purpose of deregistering securities registered, but not issued, under the Registration Statements.
Each person whose signature appears below constitutes and appoints, as of the date appearing opposite such signature, Matthew J. Simoncini and Terrence B. Larkin and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendments (and any other post-effective amendments to the Registration Statements) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	May 21, 2009

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2009

/s/ Dr. David E. Fry Dr. David E. Fry	Director	May 21, 2009

/s/ Justice Conrad L. Mallett Justice Conrad L. Mallett	Director	May 21, 2009

/s/ Larry W. McCurdy Larry W. McCurdy	Director	May 21, 2009

/s/ Roy E. Parrott Roy E. Parrott	Director	May 21, 2009

/s/ David P. Spalding David P. Spalding	Director	May 21, 2009

/s/ James A. Stern James A. Stern	Director	May 21, 2009

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director	May 21, 2009

/s/ Richard F. Wallman Richard F. Wallman	Director	May 21, 2009